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                                                                 EXHIBIT 5.01(a)

                          [SIDLEY & AUSTIN LETTERHEAD]

                                          November 8, 2000

Campbell Alternative Asset Trust
c/o Campbell & Company, Inc.
Managing Owner
210 West Pennsylvania Avenue, Suite 770
Towson, Maryland 21204

       Re: Campbell Alternative Asset Trust Units of Beneficial Interest

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-1 (the "Registration Statement"), filed on May 22, 2000 by Campbell Alternative Asset Trust, formerly Campbell Asset Allocation Trust, a Delaware business trust (the "Trust"), under the Securities Act of 1933 (the "1933 Act"), with the Securities and Exchange Commission (the "Commission"), and the Pre-Effective Amendment No. 1 to the Registration Statement (the "Amendment"), filed on or about November 8, 2000 by the Trust under the 1933 Act with the Commission, relating to the registration under the 1933 Act of $50,000,000 of Units of Beneficial Interest (the "Units").

     We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Units and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

     For the purposes of rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the original of copies.

     In giving the opinion herein, we have relied, in part, on the opinion dated November 8, 2000 of Messrs. Richards, Layton & Finger, Wilmington, Delaware (the "RL&F Opinion"), a copy of which is attached hereto. Based upon the foregoing, we are of the opinion that:

          1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act.

          2. Campbell & Company, Inc., the managing owner of the Trust, has taken all corporate action required to be taken by it to authorize the issuance and sale of the Units to the Unitholders (as defined below) and to authorize the admission to the Trust of the holders of Units of the Trust (the "Unitholders").

          3. The Units being offered for sale as described in the Registration Statement and the Amendment, when sold in the manner and under the conditions set forth therein, will be validly
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Campbell Alternative Asset Trust
November 8, 2000
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     issued and, subject to the qualifications set forth herein and in the RL&F
     Opinion, will be fully paid and nonassessable beneficial interests in the Trust, as to which the Unitholders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit, subject to the obligation of a Unitholder to make payments provided for in Section 17(c) of the Amended and Restated Declaration of Trust and Trust Agreement and to repay any funds wrongfully distributed to it from the Trust.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states (including the State of Delaware) to the sale of the Units.

     We are members of the Bar of the States of Illinois, New York, California and Texas and the District of Columbia and do not opine with respect to the laws of any other jurisdiction other than the States of Illinois, New York, Texas and California and of the District of Columbia, and the General Corporation Law of the State of Delaware.

     This opinion speaks as of the date hereof, and we assume no obligation to update this opinion as of any future date. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the Amendment and to all references to our firm included in or made a part of the Registration Statement and the Amendment. This opinion shall not be used by any other person for any purpose without our written consent.

                                          Very truly yours,

                                          SIDLEY & AUSTIN